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                            LABTEC ENTERPRISES, INC.

                           $6,000,000 Principal Amount
                                       of
                  Senior Subordinated Notes Due October 1, 2005

                          50,000 Shares of Common Stock

                               PURCHASE AGREEMENT


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                              Dated October 7, 1997

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                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.         PURCHASE AND SALE OF SECURITIES..........................  1
        1.1        Issue of Securities......................................  1
        1.2        Sale and Purchase of the Securities; the Closing.........  1
        1.3        Purchaser's Representations; Source of Funds; Brokers....  2
        1.4        Failure to Close; Postponement...........................  4
        1.5        Expenses.................................................  4
        1.6        Indemnification..........................................  5
        1.7        Contribution.............................................  6
        1.8        Registration and Transfer of Securities..................  6

SECTION 2.         CLOSING CONDITIONS.......................................  7
        2.1        Opinion of Counsel.......................................  7
        2.2        Representations and Warranties True; No Event of Default.  7
        2.3        Compliance with this Agreement...........................  7
        2.4        Officers' Certificate....................................  7
        2.5        Purchase Permitted by Applicable Laws; Legal Investment..  7
        2.6        Completion of Other Transactions.........................  8
        2.7        Consents and Permits.....................................  8
        2.8        Stockholders Agreement...................................  8
        2.9        Financial Condition; Sources and Uses of Funds...........  8

SECTION 3.         HOLDER'S SPECIAL RIGHTS..................................  8
        3.1        Delivery Expenses........................................  8
        3.2        Issue Taxes..............................................  9
        3.3        Direct Payment...........................................  9
        3.4        Lost, Destroyed, Stolen, etc. Securities.................  9

SECTION 4.         REPRESENTATIONS AND WARRANTIES...........................  9
        4.1        Organization, Standing and Qualification................. 10
        4.2        Capitalization........................................... 10
        4.3        Authorization of Agreement and Other Documents........... 11
        4.4        No Violation............................................. 11
        4.5        Use of Proceeds.......................................... 12
        4.6        No Default............................................... 12
        4.7        Outstanding Indebtedness; Senior Debt; Liens............. 12
        4.8        Financial Statements..................................... 12
        4.9        No Material Adverse Change............................... 13
        4.10       Full Disclosure.......................................... 13
        4.11       Litigation............................................... 13
        4.12       Title to Properties...................................... 13
        4.13       Taxes.................................................... 13
        4.14       ERISA.................................................... 14
        4.15       Compliance with Laws..................................... 15
        4.16       No Violation of Regulations of Board of Governors
                     of Federal Reserve System.............................. 15
        4.17       Private Offering......................................... 15

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                                                                            PAGE

        4.18       Governmental Regulations..................................15
        4.19       SEC Reports...............................................15
        4.20       Brokers...................................................15
        4.21       Environmental Compliance..................................16
        4.22       Intellectual Property.....................................16
        4.23       Solvency..................................................17
        4.24       Labor Relations...........................................17
        4.25       Material Contracts........................................17
        4.26       Survival of Representations and Warranties................17

SECTION 5.         COVENANTS.................................................17
        5.1        Payment of Notes..........................................17
        5.2        Delivery of Financial Statements and Reports; SEC Reports.18
        5.3        Compliance Certificate....................................19
        5.4        Stay, Extension and Usury Laws............................19
        5.5        Limitation on Restricted Payments.........................19
        5.6        Corporate Existence.......................................20
        5.7        Same Business.............................................20
        5.8        Taxes.....................................................20
        5.9        Investment Company Act; United States Real Property
                     Holding Corporation.....................................20
        5.10       No Merger, etc............................................20
        5.11       Limitation on Additional Indebtedness.....................21
        5.12       Limitation on Transactions With Affiliates................21
        5.13       Restrictions on Liens.....................................22
        5.14       Sale of Assets............................................22
        5.15       Ownership of Subsidiaries.................................23
        5.16       Insurance.................................................23
        5.17       Issuances of Capital Stock................................23
        5.18       ERISA Notices.............................................23
        5.19       Inconsistent Agreements...................................23
        5.20       Limitation on Dividend and Other Payment Restrictions
                     Affecting Subsidiaries..................................23
        5.21       Limitation on Acquisitions................................24
        5.22       Compliance with Laws......................................24

SECTION 6.         DEFAULTS AND REMEDIES.....................................24
        6.1        Events of Default.........................................24
        6.2        Acceleration of Notes.....................................26
        6.3        Other Remedies............................................26
        6.4        Waiver of Past Defaults...................................26
        6.5        Rights of Holders to Receive Payment......................26
        6.6        Undertaking for Costs.....................................27

SECTION 7.         SUBORDINATION.............................................27
        7.1        Notes Subordinated to Senior Debt.........................27
        7.2        No Payment on Notes in Certain Circumstances..............27
        7.3        Payment Over Proceeds upon Dissolution, Etc...............28
        7.4        Payments May Be Paid Prior to Dissolution.................29
        7.5        Subrogation...............................................29

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                                                                            PAGE

        7.6        Obligations of the Company Unconditional.................. 29
        7.7        Reliance on Judicial Order or Certificate of
                     Liquidating Agent....................................... 30
        7.8        Subordination Rights Not Impaired by Acts or
                     Omissions of the Company or Holders of Senior Debt...... 30
        7.9        This Section 7 Not To Prevent Events of Default........... 30

SECTION 8.         DEFINITIONS............................................... 30

SECTION 9.         MISCELLANEOUS............................................. 40
        9.1        Notices................................................... 40
        9.2        Successors and Assigns.................................... 40
        9.3        Amendment and Waiver...................................... 40
        9.4        Counterparts.............................................. 41
        9.5        Headings.................................................. 41
        9.6        Governing Law............................................. 41
        9.7        Entire Agreement.......................................... 41
        9.8        Severability.............................................. 41
        9.9        Confidentiality........................................... 41

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SCHEDULE 1.2               Company Bank Account
SCHEDULE 4.1               Organization, Standing and Qualification
SCHEDULE 4.2               Capitalization
SCHEDULE 4.4               No Violation
SCHEDULE 4.7               Indebtedness
SCHEDULE 4.9               Material Adverse Change
SCHEDULE 4.11              Litigation
SCHEDULE 4.13              Taxes
SCHEDULE 4.14              Employee Benefit Plans
SCHEDULE 4.21              Environmental Compliance
SCHEDULE 4.22              Intellectual Property
SCHEDULE 4.25              Material Contracts
SCHEDULE 5.11              Existing Indebtedness
SCHEDULE 5.20              Limitation on Dividends and Other Payment
                                 Restrictions Affecting Subsidiaries
SCHEDULE 8.01              Permitted Investments
SCHEDULE 8.02              Permitted Liens


ANNEX A                    NOTES
ANNEX B                    OPINION OF COUNSEL TO COMPANY
ANNEX C                    STOCKHOLDERS AGREEMENT
ANNEX D                    FINANCIAL STATEMENTS

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                            LABTEC ENTERPRISES, INC.
                              3801 NE 109th Avenue
                           Vancouver, Washington 98682





                                                                 October 7, 1997


The KB Mezzanine Fund II, L.P.
c/o Equinox Investment Partners, L.L.C.
405 Lexington Avenue, 21st Floor
New York, New York 10174
Attention:  Michael H. Khougaz

Ladies and Gentlemen:

         Labtec Enterprises, Inc., a Delaware corporation, f/k/a LEI Holdings, Inc. (the "Company") hereby agrees with you as follows:

SECTION 1.        PURCHASE AND SALE OF SECURITIES

1.1      Issue of Securities

                  On or before the Closing (as hereinafter defined), the Company will have authorized the issuance of its Senior Subordinated Notes due October 1, 2005 (the "Notes"), in the aggregate principal amount of $6,000,000 to be issued in the form attached hereto as Annex A.

                  On or before the Closing, the Company will have authorized the issuance to you of 50,000 shares (the "Shares") of its Common Stock, $0.01 par value.

                  Capitalized terms used herein without definition shall have the meanings specified in Section 8 hereof. The Notes and the Shares are collectively referred to herein as the "Securities."

                  Each Note will be in the principal amount of $100,000 or integral multiples of $50,000 in excess thereof; and will be dated as provided in Section 1.2 hereof. Each Share will be dated as provided in Section 1.2 hereof.

1.2      Sale and Purchase of the Securities; the Closing

                  In reliance upon your representations made in Section 1.3 hereof and subject to the terms and conditions set forth herein, the Company hereby agrees to sell to you the Securities at a purchase price of $953.065 per $1,000 principal amount of Notes and $5.6322 per Share. In reliance upon the representations and warranties of the Company contained herein and subject to the terms and conditions set forth herein, you hereby agree to purchase the Securities from the Company.

                  You and the Company agree that, for purposes of Section 1273(b) and pursuant to Section 1273(c)(2) of the Code, the "issue price" of each Note of $100,000 principal amount is equal to its purchase price as specified above.

                  The sale and purchase of the Securities shall take place at a closing (the "Closing") at the offices of Ropes & Gray, 885 Third Avenue, New York, New York at 10:00 a.m., New York time, on October 7, 1997, or such other business day on or prior to October 31, 1997, as may be agreed upon by you and the Company (the "Closing Date"). At the Closing, the Company will deliver to you the Securities (in such permitted denomination or denominations and registered in your name or the name of such nominee or nominees as you may request), dated the Closing Date, against payment of the purchase price therefor (net of the aggregate closing fee of $120,000 to be paid to the Purchaser by the Company at Closing) by intra-bank or federal funds bank wire transfer of same day funds to such bank account as the Company shall designate at least two Business Days prior to the Closing and which is identified on Schedule 1.2 hereto. The Company shall have delivered to you or to such other persons as you shall direct, prior to Closing, a check dated the Closing Date in the amount of any out-of-pocket expenses for which you or your investment advisor are entitled to reimbursement pursuant to Section 1.5 hereof, including, without limitation, the reasonable fees and expenses of your counsel, or at your election shall authorize you to deduct such amount from the purchase price for the Securities, provided that you agree to provide the Company with a statement describing any amounts to be so paid at least one Business Day prior to the Closing.

1.3      Purchaser's Representations; Source of Funds; Brokers

                  (a) You represent that you are purchasing the Securities solely for your own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to your right at all times to sell or otherwise dispose of all or any part of said Securities pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of your property being at all times within your control.

                  You further represent that you are knowledgeable, sophisticated and experienced in business and financial matters; that you have previously invested in securities similar to the Securities and fully understand the limitations on transfer described in Section 1.3(b) hereof and the restrictions on sales and other dispositions in this Agreement and the Stockholders Agreement; that you are able to bear the economic risk of your investment in the Securities and are presently able to afford the complete loss of such investment; that you are an "accredited investor" as defined in Regulation D promulgated under the Securities Act; and that you have been afforded access to information about the Company and the Company's financial condition, results of operations, business, property, management and prospects sufficient to enable you to evaluate your investment in the Securities. You acknowledge that you have conducted your own analysis of the Company's financial condition and other foregoing factors in determining to make an investment in the Securities.

                  (b) If you intend to sell or otherwise dispose of all or any part of the Securities (other than pursuant to an effective registration statement under the Securities Act), you will deliver to the Company a legal opinion from counsel, and in form and substance, reasonably satisfactory to the Company, that an exemption from registration under the Securities Act is available; provided that if Shares are being sold pursuant to Rule 144, such opinion will be required only if required by the Company's transfer agent or otherwise reasonably requested by the Company. The Company will reimburse you for the reasonable fees and expenses incurred by you in obtaining any such opinion of counsel. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or substitution thereof) shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED,

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         PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF, AN EFFECTIVE
         REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED."

In addition, all Notes shall bear the following legend until such time as the same is no longer required under the applicable provisions of this Agreement:

                  "THE TRANSFER OF THIS NOTE ADDITIONALLY IS SUBJECT TO THE PROVISIONS OF SECTION 1.8 OF THE PURCHASE AGREEMENT DATED AS OF OCTOBER 7, 1997 BETWEEN THE ISSUER AND THE PURCHASER OF THE NOTES."

In addition, all Shares will bear any other legend required by the Stockholders Agreement; provided that the Company agrees, for the benefit of Purchaser, that notwithstanding the requirement of any legend required by the Stockholders Agreement, if Shares are being sold pursuant to Rule 144, an opinion of counsel relating to the availability of an exemption from registration will be required only if required by the Company's transfer agent or otherwise reasonably requested by the Company.

                  (c) You represent that no part of the funds to be used to purchase the Securities constitutes assets allocated to any trust which contains the assets of any employee pension benefit plan listed on Schedule 4.14 (being pension benefit plans with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person). The representation made by you in the preceding sentence is made in reliance upon your review of the list of employee pension benefit plans set forth on Schedule 4.14. As used in this Section 1.3(c), the terms "employee pension benefit plan," "separate account" and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA and the terms "disqualified person" and "prohibited transaction" shall have the meanings assigned to such terms in Section 4975 of the Code.

                  (d) The Purchaser has not dealt with any broker, finder, commission agent or other Person in connection with the sale of the Securities and the transactions contemplated by this Agreement and the Purchaser is not under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions. The Purchaser hereby agrees to indemnify and hold the Company harmless from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and/or obligations in connection with or relating to any broker's or finder's fees or commission or similar payment in connection with such transactions, except with respect to such fees or commissions incurred by action of the Company, Sun Capital, Bain Capital or their respective Affiliates (other than the Purchaser), so long as the Purchaser receives notice of any such action, suit, claim, etc., reasonably promptly after the Company become aware thereof; provided that the failure to give such notice as provided in this sentence shall not relieve the Purchaser of its obligations under this sentence except to the extent, and only to the extent, that the Purchaser is actually prejudiced by such failure to give notice.

1.4      Failure to Close; Postponement

                  If at the Closing any of the conditions to the Closing specified in this Agreement shall not have been fulfilled to your reasonable satisfaction or if the Closing fails to occur on or before October 31, 1997 (for any reason other than your default or failure to fund the purchase of the Securities), you shall, at your election and notwithstanding anything to the contrary in this Agreement, be relieved of all further obligations under this Agreement without thereby waiving any rights you may have by reason of such nonfulfillment or failure. Nothing in this Section 1.4 shall operate to relieve the Company from any of its obligations hereunder.

1.5      Expenses

                  (a) The Company agrees to pay or reimburse all reasonable expenses relating to this Agreement, including but not limited to:

                  (1) the cost of preparing and reproducing this Agreement, the Securities and any other documents contemplated hereby or thereby;

                  (2) all reasonable out-of-pocket expenses incurred by you or your investment advisor in connection with the transactions contemplated by this Agreement and the other documents referred to in clause (1) above, including, without limitation, travel and lodging expenses and all other reasonable out-of-pocket costs incurred in connection with your review of the Company's business and operations;

                  (3) to the extent not specifically included in subparagraph
(2) immediately above, the reasonable fees and expenses of your counsel, Latham & Watkins, in connection herewith;

                  (4) the cost of delivering to your home office or the office of your designee, insured to your satisfaction, this Agreement, the Securities and any other documents contemplated hereby or thereby;

                  (5) all reasonable out-of-pocket expenses incurred by you or your investment advisor or your affiliates, including without limitation, Equinox Investment Partners, L.L.C., in monitoring the Company and your investment in the Securities, for so long as you hold any Securities; and

                  (6) all your reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) relating to any amendment, modification, waiver, consent or preservation or enforcement of rights under this Agreement or the Notes.

                  (b) In addition, the Company agrees to reimburse the Purchaser for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) relating to any amendment, modification, waiver, consent or preservation or enforcement of rights under the Stockholders Agreement or the Agreement of Limited Partnership of Sun Multimedia Partners, L.P. (the "Partnership Agreement"), without duplication of any reimbursement of expenses available to you under the terms of the Stockholders Agreement or the Partnership Agreement, and the Company agrees to reimburse the Purchaser for the following costs and expenses (including those costs and expenses that by the terms of the Stockholders Agreement are not reimbursable to other holders of the Company's equity securities): (i) the reasonable fees and expenses of not more than one counsel for the Purchaser in connection with a registration under
Section 9.1 or 9.2 of the Stockholders Agreement; (ii) the reasonable out-of-pocket expenses incurred by the Purchaser in complying with the requirements imposed by this Agreement or the Stockholders Agreement on the transfer of any Securities, including counsel fees and expenses in connection with the delivery of opinions or supplemental agreements required by the Company in connection with such transfers and (iii) reasonable out-of-pocket expenses incurred in connection with your service as a board member..

1.6      Indemnification

                  The Company (the "Indemnifying Party") hereby agrees, without limitation as to time, to indemnify you and your Agents, Affiliates and partners (collectively, the "Indemnified Parties") against, and hold you and them harmless from, all losses, claims, damages, liabilities and costs (including the costs of preparation and reasonable attorneys' fees and expenses) (collectively, "Losses") incurred by you or them and arising out of or as a result of any investigation, litigation or other proceeding (whether or not you or they are a party thereto) related to the entering into and/or performance of this Agreement, the Notes, the Partnership

Agreement and the Stockholders Agreement or the use of the proceeds from the sale of the Securities hereunder or the consummation of any other transactions contemplated in this Agreement, the Notes, the Partnership Agreement and the Stockholders Agreement (but excluding any such Losses, to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). The Indemnifying Party agrees to reimburse any Indemnified Party promptly for all such indemnifiable Losses as they are incurred by such Indemnified Party. The obligations of the Indemnifying Party to each Indemnified Party hereunder shall be separate obligations and the Indemnifying Party's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of the Indemnifying Party under this Section 1.6 shall survive the payment or prepayment of the Notes, at maturity, upon acceleration, redemption or otherwise, any transfer of the Securities by you and the termination of this Agreement.

                  In case any action shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party hereunder, such Indemnified Party shall promptly notify the Indemnifying Party in writing and it shall, if it so desires, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify such Indemnifying Party shall not affect any obligation it may have to any Indemnified Party under this letter or otherwise except to the extent it is adversely affected by such failure. Each Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party has agreed in writing to pay such expenses; or (ii) the Indemnifying Party has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include any Indemnified Party and such Indemnifying Party, and such Indemnified Party shall have been advised by outside counsel that there may be one or more legal defenses available to it which are inconsistent with or additional to those available to the Indemnifying Party, and that such differing or additional defenses would present such counsel with a conflict or interest disabling it from pursuing a joint defense of the Company and such Indemnified Party, provided that, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in clauses (i), (ii) or (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding; provided, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any necessary local counsel) for all Indemnified Parties, which counsel shall be designated by such Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). The Indemnifying Party agrees that it will not, without the Indemnified Party's prior consent, which shall not be unreasonably withheld, settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release of such Indemnified Party from all liability and obligation arising therefrom.

1.7      Contribution

                  If the indemnification provided for in Section 1.6 is unavailable to any Indemnified Party in respect of any Losses which, by the terms of Section 1.6, would otherwise be indemnifiable thereunder, then the Indemnifying Party, in lieu of indemnifying such Persons, shall have an obligation to contribute to the amount paid or payable by such Persons as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, its subsidiaries and/or any other Person or Persons (other than you and the other Indemnified Parties) and you and the other Indemnified Parties in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 1.6, any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

1.8      Registration and Transfer of Securities

                  (a) The Company shall maintain a register for the Securities in which it shall provide for the registration and transfer of the Securities. Transfers of Shares will be subject to the restrictions and conditions set forth in the Stockholders Agreement. In addition to the limitations prescribed by
Section 1.3(b), and except as otherwise consented to by the Company, transfers of Notes may be made only as follows: (i) Notes may be transferred to any Fund Investor or Affiliate of any Fund Investor; (ii) with the approval of the Company's Board of Directors, Notes may be transferred to the Company or any Subsidiary of the Company; and (iii) Notes may be transferred by any Holder in a liquidating distribution of such Holder to its general and limited partners. In no event will Notes be transferred to any holder who is not an "accredited investor" as defined in Regulation D under the Securities Act or to any Person or Persons if as a result of such transfer there would be at any time more than twenty-five (25) holders of Notes.

                  (b) Subject to the transferee's compliance with any transfer restrictions imposed by this Agreement or the Stockholders Agreement, upon surrender for registration of transfer of any Note or Share, the Company, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes or Share certificates of the same type, and of a like aggregate principal amount or number of shares.

                  (c) Notes or Share certificates may be exchanged at the option of any Holder thereof for Notes or Share certificates of a like aggregate principal amount or number of shares, but in different denominations. Whenever any Notes or Share certificates are so surrendered for exchange, the Company, at its expense, shall execute and deliver the Notes or Share certificates which the holder making the exchange is entitled to receive.

                  (d) All Notes or Share certificates issued upon any such registration of transfer or exchange of such Notes or Share certificates shall be the legal and valid obligations of the Company, evidencing the same interests, and entitled to the same benefits, as Notes or Share surrendered upon such registration of transfer or exchange.

                  (e) Every Note or Share certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Holder thereof or its attorney duly authorized in writing.

SECTION 2.        CLOSING CONDITIONS

                  Your obligation to purchase and pay for the Securities to be delivered to you at the Closing shall be subject to the satisfaction of the following conditions on or before the Closing Date:

2.1      Opinion of Counsel

                  You shall have received a favorable opinion, dated the Closing Date and addressed to you, from Ropes & Gray, counsel for the Company, in form and substance satisfactory to you, as to the matters set forth on Annex B to this Agreement. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company (copies of which shall be delivered to you) and by government officials, and upon such other documents as such counsel deem appropriate as a basis for its opinions. Such counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction.

2.2      Representations and Warranties True; No Event of Default

                  The representations and warranties of the Company contained in
Section 4 hereof shall be true at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement) no Default or Event of Default.

2.3      Compliance with this Agreement

                  The Company shall have performed and complied with all agreements, covenants and conditions contained herein and any other document contemplated hereby which are required to be performed or complied with by the Company on or before the Closing Date.

2.4      Officers' Certificate

                  You shall have received a certificate or certificates, dated the Closing Date and signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, certifying that the conditions set forth in Sections 2.2, 2.3, 2.6, 2.7 and 2.8 hereof are satisfied on and as of such date and further certifying as to such other matters as you may request in the exercise of your reasonable discretion.

2.5      Purchase Permitted by Applicable Laws; Legal Investment

                  Your purchase of and payment for the Securities (a) shall not be prohibited by any applicable law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), (b) shall not subject you to any penalty or, in your reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation, and (c) shall be permitted by the laws and regulations of the jurisdictions to which you are subject.

2.6      Completion of Other Transactions

                  Prior to the sale to you of the Securities at the Closing, (a) the Merger shall be consummated in accordance with its terms; (b) Speaker Acquisition Corp. shall have issued and sold to Sun Multimedia Partners, L.P. 967,647 shares of its common stock for a net purchase price of $5.6322 per share, pursuant to the terms of that certain Stock Subscription Agreement, dated as of October 7, 1997, by and between Speaker Acquisition Corp. and Sun Multimedia Partners, L.P.; and (c) Sun Multimedia Partners, L.P. shall have issued or sold to you the Class B Interests reflected on a schedule to the Partnership Agreement for an aggregate investment of $1,430,000 pursuant to the terms of the Partnership Agreement.

                  Counterparts, conformed as executed, of all other documents delivered at the Closing, shall be delivered to you.

2.7      Consents and Permits

                  The Company shall have received all consents, approvals, and authorizations necessary to permit the issuance and sale of the Securities and the consummation of the other transactions contemplated hereby.

2.8      Stockholders Agreement

                  The Stockholders Agreement shall have been entered into by the parties thereto in the form attached hereto as Annex C, and you shall have received an original, duly executed by the parties thereto, of the Stockholders Agreement.

2.9      Financial Condition; Sources and Uses of Funds

                  You shall have received from James Hillman, Chief Financial Officer of the Company, (a) certificates of financial condition for the Company after giving effect to the issuance of the Securities, the application of the proceeds therefrom, and the other transactions contemplated hereby, which certificates shall be satisfactory to you and your counsel, and (b) a detailed statement, dated the Closing Date, of sources and uses of funds from your investment in the Securities and the other transactions being undertaken by the Company concurrently herewith.

SECTION 3.        HOLDER'S SPECIAL RIGHTS

                  The provisions of this Section 3 (other than Section 3.3(b)) shall apply, notwithstanding anything to the contrary in this Agreement, with respect to Transfer Restricted Securities only.

3.1      Delivery Expenses

                  If a Holder surrenders any Security to the Company for substitution or replacement, the Company shall pay the cost of delivering to such Holder's home office or to the office of such Holder's designee from the Company, as the case may be, insured to such Holder's satisfaction, each Security issued in substitution or replacement for the surrendered Security.

3.2      Issue Taxes

                  The Company agrees to pay all transfer, stamp and other similar taxes in connection with the issuance, sale, delivery or transfer by the Company to the Purchaser of the Securities and the execution and delivery of this Agreement and any other agreements and instruments contemplated thereby and any modification of any of such Securities, Agreement or such other agreements and instruments and will save you harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this Section 3.2 shall survive the payment or prepayment of the Notes, the cancellation of the Shares and the termination of this Agreement.

3.3      Direct Payment

                  (a) The Company will pay or cause to be paid all amounts payable with respect to any Note (without any presentment of such Note and without any notation of such payment being made thereon) by crediting (before 1:00 p.m., New York time), by federal funds bank wire transfer to each Holder's account in any bank in the United States as may be designated and specified in writing by such Holder at least two Business Days prior thereto. The Purchaser's initial bank account for this purpose is on the signature page hereof.

                  (b) Notwithstanding anything to the contrary contained in the Notes, if any principal amount payable with respect to a Note is payable on a Legal Holiday, then the Company shall pay such amount on the next succeeding Business Day, and interest shall accrue on such amount until the date on which such amount is paid and payment of such accrued interest shall be made concurrently with the payment of such amount, provided that the Company may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest shall accrue on such amount. Notwithstanding anything to the contrary contained in the Notes, if any interest payable with respect to a Note is payable on a Legal Holiday, then the Company shall pay such interest on the next succeeding Business Day, and such extension of time shall be included in the computation of the interest payment, provided that the Company may elect to pay in full (but not in part) any such interest on the last Business Day prior to the date such payment otherwise would be due, and such diminution in time shall be included in the computation of the interest payment.

3.4      Lost, Destroyed, Stolen, etc. Securities

                  Notwithstanding any provision to the contrary, if any Security of which the Purchaser or any other institutional Holder (or nominee thereof) which is a transferee is the owner is mutilated, destroyed, lost or stolen, then the affidavit of the Purchaser's or such Holder's treasurer or assistant treasurer (or other authorized officer), briefly setting forth the circumstances with respect to such mutilation, destruction, loss or theft, shall be accepted as satisfactory evidence thereof, and no indemnity, security or payment of charges or expenses shall be required as a condition to the execution and delivery by the Company or the transfer agent, as the case may be, with respect to such Security, of new Securities for a like aggregate principal amount or number of shares, as applicable, in substitution therefor, other than the Purchaser's or such Holder's unsecured written agreement reasonably satisfactory to indemnify the Company or the transfer agent, as the case may be.

SECTION 4.        REPRESENTATIONS AND WARRANTIES

                  The Company hereby represents and warrants that, as of the date hereof after giving effect to the Merger:

4.1      Organization, Standing and Qualification

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed, in each case, except where the absence of such power or authority or the failure to be so qualified or licensed would not have a Material Adverse Effect. The Company has heretofore delivered to your counsel complete and correct copies of its Charter Documents as presently in effect.

                  (b) The Company has all requisite power and authority to enter into and perform all of its obligations under this Agreement and the Stockholders Agreement, to issue and perform all of its obligations under the Securities and to carry out the transactions contemplated hereby and thereby.

                  (c) The Company has identified on Schedule 4.1(c) (i) the name and jurisdiction of incorporation or organization of each of its Subsidiaries and (ii) the percentage of the issued and the outstanding capital stock and other equity securities (including rights, warrants and options to acquire, and all securities convertible into or exchangeable for, such capital stock) of each such Subsidiary owned directly or indirectly by the Company. All such shares of capital stock and other equity securities have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company and its Subsidiaries beneficially and of record, free and clear of any Lien, except for Permitted Liens and such other Liens as set forth on Schedule 4.1(c).

4.2      Capitalization

                  The authorized capital stock of the Company consists solely of 2,500,000 shares of Common Stock, $.01 par value, of which 1,258,236 shares are issued and outstanding (after giving effect to the issuance of the Shares), and 3,000 shares of preferred stock, $.01 par value, of which no shares are issued and outstanding.

                  Except as otherwise set forth above, all such outstanding shares (including the Shares) have been duly authorized and validly issued and are fully paid and nonassessable.

                  Except as set forth in Schedule 4.2 hereto or as provided in the Stockholders Agreement, (a) there are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any Person to purchase or otherwise acquire any Capital Stock of the Company; (b) there are no obligations or securities convertible into or exchangeable or exercisable for shares of Capital Stock of the Company or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities; and (c) there are no preemptive or similar rights to subscribe for or to purchase any Capital Stock of the Company.

                  Except for the exceptions noted in the immediately preceding paragraph, Schedule 4.2 identifies (i) all holders of Capital Stock of the Company as of the date hereof after giving effect to the Merger, and all holders of outstanding rights, warrants and options to acquire Capital Stock of the Company as of the date hereof after giving effect to the Merger, (ii) the title of the class and series, and amount, of securities held by each of such holders and (iii) the number of shares of Common Stock of the Company into which the securities held by each of such holders may be exercised or converted. Schedule
4.2 additionally sets forth the pro forma fully diluted share capitalization of the Company, subject to the foregoing exceptions.


                  The Company has not entered into any agreement to register its equity or debt securities under the Securities Act, except for the Stockholders Agreement or as identified on Schedule 4.2 hereto.

4.3      Authorization of Agreement and Other Documents

                  (a) The Recapitalization has been consummated substantially in accordance with the terms of the Recapitalization Agreement and in accordance with applicable laws.

                  (b) The Company has taken all actions necessary to authorize it to enter into and perform all of its obligations under this Agreement and the Stockholders Agreement, to issue and perform all of its obligations under the Securities and to consummate the transactions contemplated hereby and thereby. This Agreement, the Notes and the Stockholders Agreement are legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

4.4      No Violation

                  Except as set forth in Schedule 4.4, neither the execution or delivery of this Agreement or the Stockholders Agreement, nor the issuance, sale or delivery of the Securities, nor the performance by the Company of its obligations under this Agreement, the Notes or the Stockholders Agreement nor the consummation of the transactions contemplated hereby or thereby, will:

                  (a) violate any provision of the Charter Documents of the Company;

                  (b) violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company or any of its properties may be subject;

                  (c) permit or cause the acceleration of the maturity of any debt or obligation of the Company the acceleration of which would result in a Material Adverse Effect; or

                  (d) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation of any Lien upon any property of the Company under, any mortgage, indenture, loan agreement, note, debenture or other agreement for borrowed money or any other material agreement to which the Company is a party or by which the Company (or its properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

                  The Company is not in default (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money or under any agreement pursuant to which any of its securities were sold, except for such defaults as could not reasonably be expected to result in a Material Adverse Effect.

4.5      Use of Proceeds

                  The net proceeds from the sale of the Securities hereunder will be used solely for the refinancing of existing debt, for the payment of the cash consideration provided for in the Recapitalization Agreement and for general corporate purposes, including working capital and the payment of fees and expenses incurred in connection with the transactions contemplated by this Agreement and the Recapitalization Agreement. Immediately upon Closing and the effectiveness of the Merger, the Credit Agreement shall be in full force and effect, under which the Company will have (i) up to $13.0 million in available revolving credit borrowings, subject to customary conditions precedent as specified in such credit facility, of which up to $1.5 million will be drawn as of the Closing Date, and (ii) $27.0 million in term loans, all of which will be outstanding as of the Closing Date.

4.6      No Default

                  No event has occurred, the occurrence of which (and no event has failed to occur, the non-occurrence of which) constitutes a Default or Event of Default.

4.7      Outstanding Indebtedness; Senior Debt; Liens

                  The capitalization table on Schedule 4.7 sets forth and identifies in reasonable detail all outstanding short-term and long-term Indebtedness of the Company (other than Indebtedness that in the aggregate does not exceed $100,000), after giving effect to the Merger and the transactions contemplated by Sections 2.6 and 4.5 hereof (excluding the Notes). Except for Indebtedness under the Credit Agreement, Schedule 4.7 includes the names of the holders, principal amounts, required interest payments, maturity dates, any security therefor and any other entity which directly or indirectly guaranteed all such Indebtedness.

                  There are no Liens outstanding on the date hereof on any material property or asset of the Company, other than Permitted Liens.

4.8      Financial Statements

                  Attached hereto as Annex D are (i) the audited consolidated balance sheet and consolidated statement of income and cash flows of the Company as of and for the fiscal year ended March 31, 1997, (ii) the unaudited consolidated balance sheet and consolidated statement of income of the Company as of and for the five months ended August 31, 1997, and (iii) the pro forma consolidated balance sheet of the Company and its Subsidiaries as of August 31, 1997.

                  Except as otherwise stated in the notes thereto, and for such matters as would be reflected in notes or for normal year-end audit adjustments for the statements for the period ended August 31, 1997, such balance sheets and statements of income and cash flows referred to in clauses (i) and (ii) (which reflect all adjustments, consisting only of normally recurring accruals which, in the opinion of the Company, are necessary for fair presentation) have been prepared in conformity with GAAP (or, for the statements for the five-month period ended August 31, 1997, substantially in conformity with GAAP) applied on a consistent basis through all the periods involved and fairly present the consolidated financial position and results of operations of the Company as of the dates and for the periods indicated.

                  Except for liabilities incurred in connection with the transactions contemplated hereby, and as reflected in such balance sheets and any notes thereto (subject to the foregoing qualifications), the Company has no liabilities, absolute or contingent, other than current ordinary course liabilities incurred in connection with the conduct, consistent with past practices, of the business of the Company, and other than such liabilities or obligations which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

4.9      No Material Adverse Change

                  Except as set forth on Schedule 4.9, since August 31, 1997, the Company has not suffered any material adverse change in its properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise), except for liabilities incurred in connection with the transactions contemplated hereby.

4.10     Full Disclosure

                  All factual information (taken as a whole) heretofore or contemporaneously furnished to the Purchaser in connection with the negotiation and sale of the Securities by or on behalf of the Company (including information contained in Schedules and Annexes to this Agreement) is true and correct in all material respects as of the date when made and is not incomplete by failing to state material facts necessary to make such information (taken as a whole) not misleading in light of the circumstances under which such information was provided.

4.11     Litigation

                  Except as set forth on Schedule 4.11, there is no action, proceeding or investigation pending, or to the knowledge of the management of the Company after due inquiry, threatened, against or affecting the Company in any court or before any governmental authority or arbitration board or tribunal, foreign or domestic, except for such actions which, if adversely determined, singly and in the aggregate, would not have a Material Adverse Effect, and there is no such action seeking to restrain, enjoin, prevent the consummation of or otherwise challenge, this Agreement, the Recapitalization Agreement, the Stockholders Agreement or the issuance of the Securities or the other transactions contemplated hereby or thereby.

                  The Company is not subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal which has or which can reasonably be expected to have a Material Adverse Effect.

4.12     Title to Properties

                  Except for such defects of title or Liens as could not reasonably be expected to have a Material Adverse Effect and except for Permitted Liens, the Company has good and marketable title to, or a validly subsisting leasehold interest in, all material properties (tangible or intangible) it purports to own or lease, free and clear of all Liens.

4.13     Taxes

                  Except as could not reasonably be expected to have a Material Adverse Effect, all tax returns required to be filed by the Company in any jurisdiction (including foreign jurisdictions) have been so filed, and all taxes, assessments, fees and other charges due or claimed to be due from the Company which are due and payable have been paid, other than those being contested in good faith or those currently payable without penalty or interest. The Company knows of no actual or proposed material additional tax assessments for any fiscal period against the Company or of any basis therefor. Except as stated in Schedule 4.13, none of the Company's tax returns are under audit, and no waivers of the statute of limitations or extensions of time with respect to any tax returns have been granted by the Company. The Company is not a United States real property holding corporation as defined in Section 897(c)(2) of the Internal Revenue Code.

4.14     ERISA

                  (a) The execution and delivery of this Agreement and the sale of the Securities to be purchased by you will not involve any material prohibited transaction within the meaning of ERISA or Section 4975 of the Code. The representation made in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in Section 1.3 hereof as to the source of the funds to be used by you to purchase said Securities.

                  (b) Schedule 4.14 sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of
Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has incurred any material liability (including any material indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan which is subject to Title IV of ERISA; no condition exists which presents a material risk to the Company or any Subsidiary of the Company or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with
Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Company and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date hereof would not exceed $500,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Company any subsidiary of the Company or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary of the Company or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

4.15     Compliance with Laws

                  The Company is not in violation of any statutes, laws, ordinances, or governmental rules or regulations or any judgment, order or decree (federal, state, local or foreign) to which it is subject or has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its businesses except, in each case, where such violation or failure could not be reasonably expected to have a Material Adverse Effect.

4.16     No Violation of Regulations of Board of Governors of Federal Reserve
         System

                  None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

4.17     Private Offering

                  Assuming the accuracy of your representations contained in
Section 1.3(a) hereof, the sale of the Securities hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In offering and selling the Securities, the Company has used no form of general solicitation or general advertising that would cause such offer or sale to be deemed a public offering under Section 4(2) of the Securities Act.

                  You are the sole purchaser of the Securities. Neither the Company nor anyone acting on its behalf, will offer or sell the Securities, or any portion of them, if such offer or sale might bring the issuance and sale of the Securities to you hereunder within the provisions of Section 5 of the Securities Act, or offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Securities and any such securities could be integrated as a single offering for the purposes of the Securities Act.

4.18     Governmental Regulations

                  The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not a "holding company" or a "subsidiary" or "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. The Company is not subject to regulation under any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money (other than Regulation X of the Board of Governors of the Federal Reserve System).

4.19     SEC Reports

                  The Company is not currently required to file any reports with the SEC under Section 13 or 15(d) of the Exchange Act.

4.20     Brokers

                  The Company has not dealt with any broker, finder, commission agent or other Person in connection with the sale of the Securities and the transactions contemplated by this Agreement (other than the Purchaser) and the Company is not under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions (other than the closing fee payable by the Company to the Purchaser or its designees as set forth in Section 1.2). The Company hereby agrees to indemnify and hold the Holders harmless from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and/or obligations in connection with or relating to any broker's or finder's fees or commission or similar payment in connection with such transactions, except with respect to such fees or commissions incurred by the Purchaser for its account, so long as the Company receives notice of any such action, suit, claim, etc., reasonably promptly after the Holders become aware thereof; provided that the failure to give such notice as provided in this sentence shall not relieve the Company of its obligations under this sentence except to the extent, and only to the extent, that the Company is actually prejudiced by such failure to give notice.

4.21     Environmental Compliance

                  (a) The Company each of its Subsidiaries and each Predecessor Corporation has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Company, past or threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property owned or operated by the

Company or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Company or any of its Subsidiaries under any applicable Environmental Law.

                  (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Company or any of its Subsidiaries or any Predecessor Corporation where such generation, use, treatment or storage has violated or would reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Company or any of its Subsidiaries or any Predecessor Corporation. There are not now any underground storage tanks located on any Real Property owned or operated by the Company or any of its Subsidiaries.

                  (c) Notwithstanding anything to the contrary in this Section
4.21 the representations made in this Section 4.21 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, could reasonably be expected to have a Material Adverse Effect.

4.22     Intellectual Property

                  Except as disclosed on Schedule 4.22 or as could not reasonably be expected to have a Material Adverse Effect, the Company owns, or is licensed under, and has the rights to use, all patents, inventions, trademarks and trade names (collectively, "Intellectual Property") used in, or necessary for the conduct of, its business as currently conducted, and the consummation of the transactions contemplated by this Agreement or the Recapitalization Agreement will not alter or impair any such rights.

4.23     Solvency

                  After giving effect to the issuance of the Securities, the consummation of the Merger and the execution, delivery and performance of this Agreement and any instrument governing Indebtedness of the Company incurred as of the Closing Date, the Company is not (x) insolvent or (y) left with unreasonably small capital with which to engage in its anticipated business, and the Company has not, as of the Closing Date, incurred debts beyond its ability to pay such debts as they mature.

4.24     Labor Relations

                  The Company is not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, there is (a) no unfair labor practice complaint pending or to the best knowledge of the Company, threatened against the Company before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or known to be threatened, (b) no strike, labor dispute, slowdown or stoppage pending or to the best knowledge of the Company, threatened, against the Company, and (c) no union representation question existing with respect to the employees of the Company and no union organizing activities are taking place.

4.25     Material Contracts

                  The Purchaser has heretofore been provided with all material contracts and licenses to which the Company is a party or is bound, and all such contracts and licenses the breach or termination of which would have a Material Adverse Effect (collectively, the "Material Contracts"). Except as set forth on
Schedule 4.25 or as could not reasonably be expected to have a Material Adverse Effect, all such Material Contracts are in full force and effect.

4.26     Survival of Representations and Warranties

                  All statements contained in any certificate delivered to you by or on behalf of the Company pursuant to this Agreement shall be deemed to constitute representations and warranties under this Agreement with the same force and effect as the representations and warranties expressly set forth herein. All of the Company's representations and warranties thereunder and hereunder shall survive the execution and delivery of the same, any investigation by you and the issuance of the Securities.

SECTION 5.        COVENANTS

                  So long as any of the Notes remain unpaid and outstanding, the Company covenants to the Holders of outstanding Notes as follows:

5.1      Payment of Notes; Satisfaction of Obligations

                  The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes.

                  If there has occurred and is continuing any Event of Default under Sections 6.1(1) or 6.1(2) hereof, then to the extent lawful, the Company shall pay interest (including interest accruing after the commencement of any proceeding under any Bankruptcy Law) on all unpaid amounts outstanding under the Notes (including overdue installments of principal or interest) at the Default Rate.

5.2      Delivery of Financial Statements and Reports; SEC Reports

                  (a) The Company will deliver to each Holder of Securities the following:

                           (1) within 30 days after the last day of each fiscal month of the Company (or within 45 days in the case of fiscal quarter-end or within 90 days in the case of fiscal year end), a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and related consolidated statements of income and retained earnings and of cash flow of the Company and its Subsidiaries for such month and for the portion of the fiscal year through the end of such month, all in reasonable detail and prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of footnotes), and accompanied by a comparison of current month results and year-to-date results as reported in such consolidated statements to results for the corresponding periods of the prior fiscal year;

                           (2) within 90 days after the close of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and related audited consolidated statements of income and retained earnings and of cash flow of the Company and its Subsidiaries for such fiscal year, reported on (without any material qualification arising from the scope of the audit) by Price Waterhouse LLP or another nationally recognized firm of independent certified public accountants and prepared in accordance with GAAP consistently applied;

                           (3) within 60 days after the first day of each fiscal year beginning on or after April 1, 1998, reasonably detailed quarterly budget plans for the Company for such fiscal year;

                           (4) as soon as available to the Company, copies of any financial statements and other reports prepared with respect to nonconsolidated subsidiaries or joint ventures in which the Company has made any Investment or otherwise has any ownership interest, in the form received or prepared by the Company;

                           (5) copies of all auditors' reports delivered to holders of Senior Debt under Section 7.01(g) of the Credit Agreement or any successor provision; and

                           (6) copies of any compliance certificates or notice of default or litigation delivered to holders of Senior Debt under Sections 7.01(e) or (f) of the Credit Agreement or any successor provision.

                  (b) Each financial statement delivered pursuant to paragraph
(a) (1) and (2) of this Section 5.2 shall be in a form reasonably acceptable to the Purchaser (or, if the Purchaser is no longer a holder of Transfer Restricted Securities, a Holder Representative). Financial statements that are either in the form delivered under Section 7.01 of the Credit Agreement or in a form substantially consistent with or providing the information included in the financial statements delivered to the Purchaser as of the Closing Date shall be deemed to comply with the foregoing requirements.

                  (c) The requirements of paragraphs (a) and (b) of this Section
5.2 shall not apply to the Company in the event that the Company is required to deliver and does deliver reports to the Holders pursuant to Section 5.2(e).

                  (d) Nothing in this Section shall be deemed to require the Company to consolidate the results of operations of any person in its financial statements, if such consolidation is not otherwise required pursuant to GAAP.

                  (e) The Company shall deliver to the Holders within 15 days after it files them with the SEC copies of any annual reports and any information, documents and other reports which the Company becomes required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

5.3      Compliance Certificate

                  (a) The Company shall deliver to the Holders, within 45 days after the end of each fiscal quarter and within 90 days after the end of each fiscal year of the Company an Officers' Certificate stating that to such officer's knowledge no Default or Event of Default has occurred (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge). The Officers' Certificate shall set forth all financial calculations for such fiscal quarter or fiscal year necessary to demonstrate the Company's compliance with Sections
5.11 hereof.

                  (b) The Company will deliver to the Holders, forthwith upon becoming aware of any Default or Event of Default, a notice specifying in reasonable detail such Default or Event of Default and the nature of any remedial or corrective action the Company proposes to take with respect thereto.

5.4      Stay, Extension and Usury Laws

                  The Company covenants and agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of its obligations under this Agreement or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

5.5      Limitation on Restricted Payments

                  The Company shall not, directly or indirectly:

                  (a) declare or pay any dividend on, or make any distribution to the holders (as such) in respect of, any shares of its Capital Stock (other than pro-rata dividends payable solely in shares of Capital Stock or other Equity Interests);

                  (b) repurchase, redeem or otherwise retire for value any Equity Interests of the Company or any Subsidiary (other than any such Equity Interest of a directly or indirectly wholly-owned Subsidiary of the Company and, with respect to any non-wholly owned Subsidiary, other than on a pro-rata basis from all holders of such Equity Interests) or other Affiliate of the Company;

                  (c) permit any Subsidiary to declare or pay any dividend on, or make any distribution to the holders (as such) in respect of, any shares of its Capital Stock, except on a pro-rata basis to all of its stockholders;

                  (d) permit any Subsidiary to repurchase, redeem or otherwise retire for value any Equity Interests of it, the Company or any Affiliate of either of them (other than any such Equity Interests owned by the Company or any other directly or indirectly wholly owned Subsidiary of the Company and, with respect to any non-wholly owned Subsidiary, other than the repurchase, redemption or retirement of Equity Interests of such Subsidiary on a pro-rata basis from all holders of such Equity Interests); or

                  (e) make, or permit any Subsidiary to make, any Investment (other than a Permitted Investment) or Restricted Debt Prepayment;

provided that, notwithstanding anything to the contrary in this Section 5.5, the Company may redeem or purchase shares of Common Stock or options to purchase Common Stock held by former employees in connection with or following their termination of employment.

5.6      Corporate Existence

                  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the corporate rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or corporate existence, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole. The Company shall give prompt written notice to the Holder Representative of any dissolution, winding-up, liquidation or reorganization of the Company.

5.7      Same Business

                  The Company and its Subsidiaries will not engage in businesses which are not of the same general type as conducted by the Company and its Subsidiaries on the date hereof or which do not have a substantial connection thereto.

5.8      Taxes

                  The Company shall, and shall cause its Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings.

5.9      Investment Company Act; United States Real Property Holding Corporation

                  Neither the Company nor any of its Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries shall become a United States real property holding corporation as defined in Section 897(c)(2) of the Internal Revenue Code.

5.10     No Merger, etc.

                  Neither the Company nor any of its Subsidiaries shall consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of their respective assets to, any Person; provided, however, that (a) any Subsidiary of the Company may consolidate or merge with or into the Company or any of its other wholly owned Subsidiaries if such consolidation or merger is otherwise permissible under Section 5.6, (b) the Company or any Subsidiary may enter into any merger in which it is the surviving corporation and in connection with any Permitted Investment so long as the Company or such Subsidiary is the surviving entity of such merger and (c) the Company may engage in any merger which does not effect a Change of Control. This
Section 5.10 shall not be construed so as to prohibit the Merger.

5.11     Limitation on Additional Indebtedness

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness other than: (a) the Indebtedness represented by the Notes; (b) Senior Debt; (c) Indebtedness outstanding on the Closing Date and listed on Schedule 5.11, including any subsequent extension, renewal or refinancing thereof which does not increase the principal amount or shorten the final maturity date thereof; (d) Capitalized Lease Obligations and purchase money Indebtedness secured by Liens on assets the acquisition or development of which was financed with the proceeds of such Indebtedness, or extensions or refinancings of such purchase money Indebtedness, so long as the aggregate principal amount of the Indebtedness does not exceed 100% (nor upon initial incurrence is less than 80%) of the lesser of the fair market value or the purchase price or cost of development of the property subject to such Lien; (e) Indebtedness consisting of intercompany loans between Subsidiaries of the Company or between the Company and a Subsidiary of the Company; (f) Indebtedness of a Subsidiary acquired in an acquisition authorized under Section 5.21 (or assumed at the time of such an acquisition of assets securing such Indebtedness), provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such acquisition and
(ii) such Indebtedness is not Indebtedness for borrowed money (it being understood that, for purposes of this clause (f), Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money); (g) Indebtedness of Foreign Subsidiaries not otherwise permitted hereunder; provided that the aggregate amount of Indebtedness permitted under this clause (g) shall not exceed $2,000,000 at any one time outstanding; (h) additional Indebtedness of the Company and its Domestic Subsidiaries not otherwise permitted hereunder not exceeding $3,000,000 in aggregate principal amount at any one time outstanding; and (i) Indebtedness permitted under Sections 8.04(c), (e), (h) and (j) of the Credit Agreement.

5.12     Limitation on Transactions With Affiliates

                  Neither the Company nor any of its Subsidiaries shall sell, lease, transfer or otherwise dispose of any of its properties or assets to or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, an Affiliate (an "Affiliate Transaction"), except on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary from an unrelated person; provided, however, that the Company and its wholly-owned Subsidiaries may engage in any sale, lease, transfer, or other disposition of property among themselves and may enter into any contract, agreement, understanding, loan, advance or guarantee among themselves; and provided further that the following in any event shall be permitted: (i) the transactions contemplated under the Recapitalization Agreement; (ii) so long as no Default or Event of Default exists, the payment, on a quarterly basis, of management fees to Bain Capital and/or the Bain Affiliates and Sun Capital and/or the Sun Affiliates in an aggregate amount (for all such Persons taken together) not to exceed, in any fiscal quarter of the Company, the sum of (x) $125,000 and (y) any amounts permitted to be paid in any prior fiscal quarter under clause (x) which were not previously paid (plus interest thereon at a rate not to exceed 12% per annum); (iii) the reimbursement of Bain Capital and/or the Bain Affiliates and Sun Capital and/or the Sun Affiliates for their reasonable out-of-pocket expenses incurred by them in connection with performing management services to the Company and its Subsidiaries under the Management Agreement by and between the Company and Sun Multimedia Advisors, Inc.; and (iv) the payment of one time fees to Bain Capital and/or the Bain Affiliates and Sun Capital and/or the Sun Affiliates in connection with each acquisition of a company or line of business by the Company or its Subsidiaries, provided that such fees are permitted by the Partnership Agreement.

5.13     Restrictions on Liens

                  The Company will not itself, and will not permit any Subsidiary, to create or suffer to exist any Liens upon any assets of the Company or any Subsidiary or any shares of capital stock of any Subsidiary, in either case now owned or hereafter acquired, provided, however, that this
Section 5.13 shall not prohibit the creation or continuing existence of (i) any Permitted Liens or (ii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 6.1(6).

5.14     Sale of Assets

                  (a) Neither the Company nor any of its Subsidiaries shall sell, lease, convey or otherwise dispose (whether in one transaction or a series of transactions) of any assets (including capital stock of any Subsidiaries), other than sales of inventory, product displays or other assets in the ordinary course of business (an "Asset Sale"), if the aggregate Net Proceeds of all Asset Sales during any fiscal year exceed $10,000,000; provided that the foregoing shall not preclude the Company or any Subsidiary from engaging in a sale of all or substantially all of its assets in a transaction that complies with Section 5.10.

                  (b) Without the consent of the Holders of at least a majority in principal amount of the Notes, (i) the consideration received in any Asset Sale may not be less than the fair market value of such asset (as determined in good faith by senior management of the Company) and (ii) except for assets with a fair market value of not greater than $1,000,000 in the aggregate that may be sold during any fiscal year, the consideration received for such assets shall be applied, within 360 days of the Asset Sale, to the purchase of assets to be used in the business of the Company and/or its Subsidiaries or to the repayment of Senior Debt.

                  (c) At least 80% of the consideration for each such Asset Sale received by the Company or such Subsidiary shall be in the form of cash; provided, however, that the amount of (i) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Subsidiary that are assumed by the transferee of any such assets or stock sold, leased, conveyed or disposed of and (ii) any notes or other obligations received by the Company or any Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash, shall be deemed to be cash for purposes of this Section 5.14(c).

                  (d) Notwithstanding the foregoing limitations, the Company and its Subsidiaries may (i) sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (ii) sell for cash or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 360 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged, (iii) sublease as lessor real or personal property located at a place of business where it has ceased to continue its operations until the expiration of the principal lease with respect to such property; (iv) in the ordinary course of business, license patents, trademarks, copyrights and know-how to third Persons and to one another; and (v) lease as lessor equipment, machinery or real property to one or more wholly-owned domestic Subsidiaries so long as such lease is for fair market value (determined in good faith by the Company's board of directors or senior management).

5.15     Ownership of Subsidiaries

                  Except as permitted by Sections 5.6, 5.10 and 5.14 above, the Company shall maintain (along with one or more Subsidiaries in the case of an indirect Subsidiary) good and valid title to those Equity Interests of each of its Subsidiaries owned by it, free and clear of any Lien other than Permitted Liens.

5.16     Insurance

                  The Company shall maintain liability, casualty and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets.

5.17     Issuances of Capital Stock

                  Neither the Company nor any of its Subsidiaries shall issue any shares of Capital Stock, or rights, warrants, options or other securities exercisable or exchangeable for or convertible into Capital Stock, at any time after the date hereof, to employees, officers or directors of the Company or its Subsidiaries, unless (i) the purchase or exercise price per share is no less than fair market value as of the grant date (as determined in good faith by the Board of Directors of the Company) or (ii) the Purchaser has preemptive rights with respect to such issuance pursuant to the terms of Section 8.1 of the Stockholders Agreement.

5.18     ERISA Notices

                  Promptly, but in any event within 15 days, the Company shall deliver to the Purchaser (or, if the Purchaser is no longer a Holder, a Holder Representative), any notices, records or documents required to be provided to the Banks (as defined in the Credit Agreement) under Section 7.08 of the Credit Agreement, as in effect on the date hereof.

5.19     Inconsistent Agreements

                  The Company shall not, and shall not permit its Subsidiaries to supplement, amend or otherwise modify the terms of its Articles or Certificate of Incorporation or Bylaws, if the effect thereof would be materially adverse to the Holders.

5.20     Limitation on Dividend and Other Payment Restrictions Affecting
         Subsidiaries

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or a Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reasons of (i) any restrictions existing under or contemplated by the Credit Agreement or by any other agreements in effect on the date hereof and identified on Schedule 5.20; (ii) any restrictions, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the date hereof, in existence at the time such Person becomes a Subsidiary of the Company; or (iii) any restrictions existing under any agreement that refinances or replaces the agreements containing the restrictions in clause (i); provided that the terms and conditions of any such restrictions are no less favorable to the Holders than those under or pursuant to the agreement evidencing the Indebtedness refinanced. Nothing contained in this Section 5.20 shall prevent the Company or any of its Subsidiaries from entering into any agreement (i) permitting or providing for the incurrence of Liens otherwise permitted by Section 5.13 or (ii) restricting the sale or other disposition of property securing Indebtedness.

5.21     Limitation on Acquisitions

                  The Company shall not, directly or indirectly, and shall not permit any Subsidiary to, acquire, in one transaction or a series of transactions, any stock or assets of any Person (an "Acquisition") involving or having an aggregate value in excess of $10,000,000, unless such Acquisition has been approved in writing by the Purchaser (or, if the Purchaser is no longer a Holder of any Notes, by the Holders of a majority in principal amount of the then outstanding Notes).

5.22     Compliance with Laws

                  The Company will, and will cause its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws) to which any of them is subject, and obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or obtain and keep in effect would not have a Material Adverse Effect.

SECTION 6.        DEFAULTS AND REMEDIES

6.1      Events of Default

                  An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

                  (2) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of five days;

                  (3) the Company fails to comply in any material respect with any of the agreements, covenants, or provisions of this Agreement (other than Section 1.5(b)) or the Notes and the Default continues for the period and after the notice specified below;

                  (4) any of the representations or warranties of the Company made in or in connection with this Agreement are, taken as a whole, untrue in any material respect as of the date when made in a manner adverse to the Company and its Material Subsidiaries;

                  (5) an event of default occurs and is continuing under any Indebtedness of the Company or any of its Material Subsidiaries, which default has resulted in the acceleration of such Indebtedness prior to its expressed maturity and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated and has not been paid, aggregates $2,000,000 or more;

                  (6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiary of the Company and such remains unpaid or undischarged for a period (during which execution shall not be effectively stayed) of 60 days and is not insured against (after giving effect to customary deductibles), provided that the aggregate of all such judgments exceeds $2,000,000;

                  (7) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief
against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it
or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its
creditors,

                           (E) admits in writing that it is generally unable to
pay its debts as the same become due; or

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any of its Material Subsidiaries in an involuntary case,

                           (B) appoints a Custodian of the Company or any of its Material Subsidiaries or for all or substantially all of its property, or

                           (C) orders the liquidation of the Company or any of its Material Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

                  The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  A Default under clause (3) is not an Event of Default until the Holders of at least 25% in aggregate principal amount of the then outstanding Notes notify the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

6.2      Acceleration of Notes

                  Subject to the provisions of Section 7, if an Event of Default (other than an Event of Default specified in clauses (7) or (8) of Section 6.1 with respect to the Company) occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by notice to the Company, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Subject to the provisions of Section 7, immediately upon such declaration, the principal and interest shall be due and payable; provided, however, that so long as the Credit Agreement shall be in effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in clauses (7) or (8) above with respect to the Company), any such acceleration shall not be effective until the earlier of (x) five Business Days following delivery of a notice of acceleration specifying the respective Event of Default and stating that it is a "notice of acceleration" to the agent bank under the Credit Agreement (but only if such Event of Default is then continuing) and (y) the acceleration of any Indebtedness under the Credit Agreement. Subject to the provisions of Section 7, if an Event of Default specified in clause (7) or (8) of Section 6.1 occurs with respect to the Company, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder. The Holders of at least a majority in principal amount of the then outstanding Notes by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

6.3      Other Remedies

                  Subject to the provisions of Section 7, if an Event of Default occurs and is continuing, Holders of the Notes may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

                  A delay or omission by any Holder of any Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

6.4      Waiver of Past Defaults

                  The Holders of at least a majority in principal amount of the then outstanding Notes by notice to the Company may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Notes.

6.5      Rights of Holders to Receive Payment

                  Notwithstanding any other provision of this Agreement (other than the provisions of Section 7), the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

6.6      Undertaking for Costs

                  In any suit for the enforcement of any right or remedy under this Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

SECTION 7.        SUBORDINATION

                  For purposes of this Section 7 only, the term "Holder" shall refer only to any holder of the Notes.

7.1      Notes Subordinated to Senior Debt

                  The Company, for itself and its successors, including the Company, covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Section 7 and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Agreement and the Notes.

7.2      No Payment on Notes in Certain Circumstances

                  (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of or regularly accruing fees with respect to any Senior Debt, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Senior Debt, as such event of default is defined in the instrument creating or evidencing such Senior Debt, permitting the holders of such Senior Debt then outstanding to accelerate the maturity thereof and the Representative for the respective issue of Senior Debt gives written notice of the event of default to the Company and the Holder Representative which notice shall specify that it is intended to serve as a blockage notice under this Section 7.2(a) (a "Blockage Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Company and the Holder Representative receive notice from the Representative for the respective issue of Senior Debt terminating the Blockage Period (as defined below), during the 179 days after the delivery of such Blockage Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced with respect to any and all Senior Debt within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Senior Debt whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

                  (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Holders when such payment is prohibited by
Section 7.2(a), such payment shall be held in trust for the benefit of, and shall be paid or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representative, as their respective interests may appear. The Holder Representative shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Holder Representative shall be paid to the holders of Senior Debt.

                  Nothing contained in this Section 7 shall limit the right of the Holders to take any action to accelerate the maturity of the Notes pursuant to Section 6.2 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

7.3      Payment Over Proceeds upon Dissolution, Etc.

                  (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshalling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise (except that Holders may receive securities of the Company that are unsecured and subordinated at least to the same extent as the Notes to Senior Debt as provided in the Agreement, that do not have a maturity any shorter than the security being replaced and that will not cause the Notes to be treated in any case or proceeding as part of the same class of claims as the Senior Debt or any class of claims pari passu with, or senior to, the Senior Debt for any payment or distribution). Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders under this Agreement would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders under this Agreement if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

                  (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 7.3(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision thereof to or for the holders of such Senior Debt.

7.4      Payments May Be Paid Prior to Dissolution

                  Nothing contained in this Section 7 or elsewhere in this Agreement shall prevent the Company, except under the conditions described in Sections 7.2 and 7.3, from making payments at any time for the purpose of making payments of principal of and interest on the Notes. The Company shall give prompt written notice to the Holder Representative of any dissolution, winding-up, liquidation or reorganization of the Company.

7.5      Subrogation

                  Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distribution to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Section 7 which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Section

7 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

7.6      Obligations of the Company Unconditional

                  Nothing contained in this Section 7 or elsewhere in this Agreement or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

7.7      Reliance on Judicial Order or Certificate of Liquidating Agent

                  Upon any payment or distribution of assets of the Company referred to in this Section 7, the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Holder Representative, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

7.8      Subordination Rights Not Impaired by Acts or
         Omissions of the Company or Holders of Senior Debt

                  No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to any Holder, without incurring responsibility to any Holder and, without impairing or releasing the subordination provided in this Section 7 or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

7.9      This Section 7 Not To Prevent Events of Default


                  The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Section 7 will not be construed as preventing the occurrence of an Event of Default.

SECTION 8.        DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings:

                  Acquisition:  See Section 5.21.

                  Affiliate: With respect to any specified Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person) or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether in the capacity of officer or director of such Person, through the ownership of voting securities, by agreement or otherwise.

                  Affiliate Transaction:  See Section 5.12.

                  Agent: Any Person authorized to act and who acts on behalf of the Purchaser with respect to the transactions contemplated by this Agreement.

                  Asset Sales:  See Section 5.14.

                  Bain Affiliates: Any Affiliate (including any employee) of Bain Capital, provided that for purposes of this Agreement, the term "Bain Affiliate" shall not include (x) any portfolio company of either Bain Capital or any Affiliate of Bain Capital or (y) any officer or director of the Company or any of its Subsidiaries who is not also a partner, stockholder, employee or officer of Bain Capital.

                  Bain Capital:  Bain Capital, Inc., a Delaware corporation.

                  Bankruptcy Law:  See Section 6.1.

                  Blockage Notice:  See Section 7.2(a).

                  Blockage Period:  See Section 7.2(a).

                  Business Day:  Any day which is not a Legal Holiday.

                  Capital Lease: Any lease of any property which would in accordance with GAAP be required to be classified and accounted for on the balance sheet of the lessee as a capital lease.

                  Capitalized Lease Obligation: With respect to any Person for any period, any obligation of such Person to pay rent or other amounts under a Capital Lease; the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

                  Capital Stock: Any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including without limitation all common stock and preferred stock.

                  Cash Equivalents: (i) marketable direct obligations issued or unconditionally guaranteed or insured by the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized rating agency; (iii) commercial paper maturing no more than one year from the date of issuance thereof and, at the time of issuance, having one of the two highest ratings obtainable from Standard & Poor's Corporation, Moody's Investors Service, Inc. or other nationally recognized rating agency; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; (v) Eurodollar time deposits having a maturity of less than one year purchased from any such commercial bank directly;
(vi) repurchase agreements and reverse repurchase agreements with any such commercial bank relating to marketable direct obligations described in clauses
(i) and (ii) above, in each case maturing within one year from the date of acquisition thereof; and (vii) investments in money market funds substantially all of the assets of which are comprised of securities described in clauses (i) through (vi) above.

                  Change of Control: (a) prior to the date of an initial registered public offering by the Company of its Common Stock, Bain Capital and/or the Bain Affiliates and Sun Capital and/or the Sun Affiliates shall cease to have the right, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company, whether through stock ownership, voting agreement or otherwise, or (b) on or after the date of an initial registered public offering by the Company of its Common Stock, any other Person or "group" within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, as then in effect) shall own at least 30% of the Company's voting stock and Bain Capital, the Bain Affiliates, Sun Capital and/or the Sun Affiliates shall control, directly or indirectly, less voting stock than such other Person or "group".

                  Charter Documents: The Articles of Organization, Articles of Incorporation or Certificate of Incorporation and Bylaws, as amended or restated (or both) to date, of the Company or any Subsidiary of the Company.

                  Closing:  See Section 1.2.

                  Closing Date:  See Section 1.2.

                  Code: The Internal Revenue Code of 1986, as amended from time to time, and any successor statute or law thereto.

                  Common Stock: The Common Stock, $0.01 par value, of the
Company.

                  Company: Labtec Enterprises, Inc., a Delaware corporation, f/k/a LEI Holdings, Inc., the renamed surviving corporation of the merger of LEI Holdings, Inc. a Delaware corporation, and Speaker Acquisition Corp., a Delaware corporation.

                  Consolidated EBITDA: As defined in the Credit Agreement, as in effect as of the date hereof.

                  Consolidated Interest Expense: As defined in the Credit Agreement, as in effect as of the date hereof.

                  Credit Agreement: That certain Credit Agreement dated as of October 7, 1997, among the Company, the lenders party thereto from time to time in their capacities as lenders thereunder and Bankers Trust Company, as agent (and any successor agent thereunder), together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case, as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, refunding or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  Custodian:  See Section 6.1.

                  Default: Any event which is, or after notice or passage of time would be, an Event of Default.

                  Default Rate:  15% per annum.

                  Domestic Subsidiary: As defined in the Credit Agreement, as in effect on the date hereof.

                  Environmental Claim: As defined in the Credit Agreement, as in effect on the date hereof.

                  Environmental Laws: As defined in the Credit Agreement, as in effect on the date hereof.

                  Equity Interest: Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto.

                  ERISA Affiliate: As defined in the Credit Agreement, as in effect on the date hereof.

                  Event of Default:  See Section 6.1.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, from time to time, and any successor statute or law thereto.

                  Foreign Subsidiary: As defined in the Credit Agreement, as in effect on the date hereof.

                  Fund Investor: As defined in the Stockholders Agreement.

                  GAAP: Those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions, and the results of operations and cash flows, of the Company and its consolidated Subsidiaries, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such boards) in order to continue as a generally accepted accounting principle or practice may so be changed. In the event of a change in GAAP, this Agreement, to the extent GAAP applies, shall continue to be construed in accordance with GAAP as used in the preparation of the Company's financial statements for its fiscal year ended March 31, 1997; provided, however, the Purchaser and the Company will thereafter negotiate in good faith to revise any affected covenants to make such covenants consistent with GAAP as then in effect, and, after any such revision, this Agreement will be in accordance with GAAP as then in effect.

                  guaranty: With respect to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation:

                           (a) agreements to purchase such Indebtedness or any property constituting security therefor;

                           (b) agreements to advance or supply funds (i) for the purchase or payment of such Indebtedness, or (ii) to maintain working capital, equity capital or other balance sheet conditions;

                           (c) agreements to purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the primary obligor to make payment of the Indebtedness;

                           (d) letters or agreements commonly known as "comfort" or "keepwell" letters or agreements; or

                           (e) any other agreements to assure the holder of the Indebtedness of the primary obligor against loss in respect thereof;

except that "guaranty" shall not include (i) the endorsement by a Person in the ordinary course of business of negotiable instruments or documents for deposit or collection or (ii) indemnities given by the Company or its Subsidiaries in brokerage, management and other agreements in the ordinary course of business substantially consistent with past practices.

                  Hazardous Material: As defined in the Credit Agreement, as in effect on the date hereof.

                  Holder or Holders: The Purchaser (so long as it holds any Securities) and any other holder of any of the Securities.

                  Holder Representative: The Purchaser or, if the Purchaser is no longer a holder of the Notes, the Representative of the Holders as designated by the holders of a majority in principal amount of the Notes.

                  Indebtedness: With respect to any Person, the aggregate amount of, without duplication, the following:

                           (a) all obligations for borrowed money;

                           (b) all obligations evidenced by bonds, debentures, notes or other similar instruments;

                           (c) all obligations to pay the deferred purchase price of property or services, except Trade Payables, accrued commissions and other similar accrued current liabilities in respect of such obligations, if such liabilities arise in the ordinary course of business;

                           (d) all Capitalized Lease Obligations;

                           (e) all obligations or liabilities of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed;

                           (f) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; and

                           (g) all guaranties.

                  Indemnified Parties:  See Section 1.6.

                  Indemnifying Party:  See Section 1.6.

                  Initial Public Offering: As defined in the Stockholders Agreement.

                  Investment: With respect to any Person, any direct, indirect or beneficial investment by such Person, whether by means of share purchase, loan, advance, extension of credit (other than loans to employees in an aggregate amount not in excess of $500,000 at any time, accounts receivable, trade credits arising in the ordinary course of business and investments, including debt obligations, received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business), capital contribution or otherwise, in or to any other Person, the guaranty by such Person of any Indebtedness of any other Person or the subordination of any claim against any other Person to other Indebtedness of such other Person. Amounts expended by the Company or its Subsidiaries for Acquisitions in compliance with the provisions of Section 5.21 shall not constitute Investments for purposes of Section 5.5 hereof.

                  Intellectual Property:  See Section 4.22.

                  Legal Holiday: A Saturday, Sunday or day on which banks and trust companies in the principal place of business of the Company or in New York are not required to be open. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and interest shall accrue for the intervening period.

                  Lien: Any material mortgage, pledge, lien, encumbrance, security interest or charge of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  Losses:  See Section 1.6.

                  Material Adverse Effect: (i) Any material adverse effect upon the validity or enforceability of this Agreement or the Notes, (ii) any material adverse effect on the results of operations, financial condition, properties, assets or business of the Company, or (iii) any material adverse effect on the ability of the Company to fulfill its obligations under this Agreement, the Securities and any instrument governing Indebtedness of the Company incurred as of the Closing Date.

                  Material Contracts:  See Section 4.25.

                  Material Subsidiary: Any Subsidiary of the Company whose assets or revenues, respectively, or any Subsidiaries whose aggregate assets or revenues taken together, constitute 10% or more of the aggregate assets or revenues of the Company and its Subsidiaries on a consolidated basis, taken as a whole;

provided that the assets and revenues of any Subsidiary which is not a wholly-owned Subsidiary shall only be considered to the extent of the direct and indirect interest of the Company in such Subsidiary.

                  Merger:  As defined in the Recapitalization Agreement.

                  Net Proceeds: With respect to any sale or other disposition of any assets or stock, (i) cash (freely convertible into U.S. dollars) received by the Company or any Subsidiary from such sale or other disposition, after (a) provision for all income or other taxes measured by or resulting from such sale or other disposition, (b) payment of all brokerage commissions and other fees and expenses related to such sale or other disposition, and (c) deduction of appropriate amounts as a reserve, in accordance with GAAP, against any liabilities associated with such assets or stock and retained by the Company or any Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the sale or other disposition of such assets or stock and (ii) promissory notes received by the Company or any Subsidiary from such sale or other disposition upon the liquidation or conversion of such notes into cash.

                  Notes:  See Section 1.1.

                  Obligations: All obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  Officers' Certificate: A certificate signed by any two officers, one of whom must be the President, the Treasurer or a Vice President of the Company.

                  Operating Lease:  Any lease other than a Capital Lease.

                  Partner:  Any limited partner of the Purchaser.

                  Partnership Agreement:  See Section 1.5.

                  Permitted Investment: (i) Investments in Cash Equivalents,
(ii) Investments existing on the date hereof and identified on Schedule 8.01,
(iii) Investments made by the Company or by any direct or indirect Subsidiary of the Company in the Company or any other direct or indirect Subsidiary of the Company (including guarantees of indebtedness of the Company by Subsidiaries of the Company or of Subsidiaries of the Company by the Company or its Subsidiaries), (iv) Investments taken as partial consideration for Asset Sales made in compliance with Section 5.14, (v) Investments in Permitted Joint Ventures; provided that the aggregate amount of Investments under this clause
(v) after the Closing Date shall not exceed $300,000 in the aggregate, (vi) Investments permitted under any of Sections 8.05(d), (e), (f), (i), (j), (p) or
(r) of the Credit Agreement, as in effect on the date hereof, and (vii) additional Investments (other than those permitted under clauses (i) through (vi) above), of the type permitted under Section 8.05(u) of the Credit Agreement as in effect on the date hereof so long as the amount of such Investments pursuant to this clause (vii) at any one time outstanding (determined without regard to write-downs or write offs and net of cash repayments of principal in the case of loans and equity redemptions in the case of equity Investments) do not exceed $400,000 in the aggregate.

                  Permitted Joint Venture: Any Person engaged in business of the type described in Section 5.7 of which the Company shall own, directly or indirectly, 25% or more but less than or equal to 50% of the equity and voting interests and of which another Person (or group of Persons which acts together in relation to such Permitted Joint Venture) owns the remaining equity and voting interests.

                  Permitted Liens: With respect to any Person: (i) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States Government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers, warehousemen's and mechanics' Liens or Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review or which do not materially detract from the value of the property or assets or materially impair the use thereof; (iii) Liens securing the payment of taxes, assessments and governmental charges or levies which are not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning of other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially impair their use in the operation of the business of such Person;
(vi) Liens listed on Schedule 8.02 hereto; (vii) Liens on assets owned by the Company or its Subsidiaries in favor of any holder of Senior Debt securing Senior Debt permitted hereunder; (viii) purchase money Liens upon or in any real or personal property (including fixtures and other equipment) acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition or improvement of such property, or Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition) provided that (X) no such Lien shall extend to or cover any property other than the property being acquired or improved and (Y) any such Indebtedness would be permitted to be incurred pursuant to Section 5.11 hereof; (ix) Liens securing Capital Leases or Operating Leases; (x) licenses, leases or subleases granted to third parties not interfering in any material respect with the business of the Company and its Subsidiaries or otherwise permitted hereunder; (xi) Liens on assets of Foreign Subsidiaries of the Company to the extent securing Indebtedness of such Foreign Subsidiaries which is permitted pursuant to Section 5.11(g); and (xii) additional Liens so long as the value of the property subject to such Liens and the Indebtedness and other obligations secured thereby does not exceed $1,000,000 in the aggregate.

                  Person: An individual, partnership, corporation, trust or unincorporated organization or a government or agency or political subdivision thereof.

                  Plan: Any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company, any of its Subsidiaries or any ERISA Affiliate and each such plan for the five-year period immediately following the latest date on which the Company, any of its Subsidiaries or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  Post-Petition Interest: Any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law.

                  Predecesor Corporation: As defined in the Credit Agreement, as in effect on the date hereof.

                  Purchaser: The KB Mezzanine Fund II, L.P., a Delaware limited partnership.

                  Real Property: As defined in the Credit Agreement, as in effect on the date hereof.

                  Recapitalization: As defined in the Recapitalization
Agreement.

                  Recapitalization Agreement: That certain Recapitalization Agreement, dated as of August 26, 1997, by and between the Company and Speaker Acquisition Corp.

                  Release: As defined in the Credit Agreement, as in effect on the date hereof.

                  Rental Obligations: The maximum aggregate fixed rentals paid or payable by a lessee under any Operating Lease during a specified period (excluding amounts paid or payable on account of maintenance, ordinary repairs, insurance, taxes, assessments and other similar charges, whether or not designated as rental or additional rental), regardless of any amounts received by such lessee as sublessor under any Operating Lease.

                  Reportable Event: As defined in the Credit Agreement, as in effect on the date hereof.

                  Representative: Any officer, director, principal, attorney, agent, employee or other representative.

                  Restricted Debt Prepayment: Any purchase, redemption, defeasance (including, but not limited to, in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of indebtedness of the Company that is expressly subordinated in right of payment to the Notes.

                  Rule 144: Rule 144 as promulgated by the Securities Exchange Commission under the Securities Act, as amended from time to time, and any successor rule or regulation thereto.

                  SEC:  The Securities and Exchange Commission.

                  Securities:  See Section 1.1.

                  Securities Act: The Securities Act of 1933, as amended from time to time, and any successor statute or law thereto.

                  Senior Debt: (i) all Obligations arising under the Credit Agreement (including, without limitation, Post-Petition Interest with respect thereto), provided that the aggregate principal amount of Senior Debt outstanding under this clause (i) at any time shall not exceed $50,000,000; (ii) Obligations arising under any other instrument evidencing Indebtedness which by its terms is secured on a substantially ratable basis with the Indebtedness outstanding under the Credit Agreement (including, without limitation, Post-Petition Interest with respect thereto), provided that the aggregate principal amount of Senior Debt outstanding under this clause (ii) at any time shall not exceed $4,000,000; (iii) Obligations arising under the Credit Agreement or any other instrument evidencing Indebtedness which is incurred in connection with or following any Acquisition, and which by its terms is secured on a substantially ratable basis with the Indebtedness outstanding under the Credit Agreement (including, without limitation, Post-Petition Interest with respect thereto), provided that, on a pro forma basis, after giving effect to such Acquisition and the incurrence of such Indebtedness, the pro forma Consolidated EBITDA of the Company for the last full 12 fiscal months preceding incurrence of such Indebtedness (such pro forma Consolidated EBITDA calculated as if such Acquisition had been consummated at the beginning of such prior 12-month period) is not less than 2.8 times the Company's pro forma

Consolidated Interest Expense for the same period (such pro forma Consolidated Interest Expense calculated as if such Indebtedness and all other Indebtedness outstanding or assumed at the time of measurement had been incurred at the beginning of such prior 12-month period); and provided further that all Senior Debt outstanding will be considered to have been incurred under clause (i) or
(ii) above, as applicable, before additional Senior Debt may be incurred under this clause (iii); and (iv) Obligations with respect to Indebtedness permitted under Section 5.11(h) (including, without limitation, Post-Petition Interest with respect thereto).

                  Shares:  See Section 1.1.

                  Stockholders Agreement: That certain Stockholders Agreement of even date herewith by and among the Company, the Purchaser, and the other parties identified therein, in the form attached hereto as Annex C.

                  Subsidiary: With respect to any Person (the "parent"), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  Sun Affiliates: Any Affiliate (including any employee) of Sun Capital, provided that for purposes of this Agreement, the term "Sun Affiliate" shall not include (x) any portfolio company of either Sun Capital or any Affiliate of Sun Capital or (y) any officer or director of the Company or any of its Subsidiaries which is not also a partner, officer, employee or stockholder of Sun Capital.

                  Sun Capital: Sun Capital Partners, Inc., a Florida corporation.

                  Trade Payables: With respect to any Person, accounts payable and other similar accrued current liabilities in respect of obligations or indebtedness to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of property or services.

                  Transfer Restricted Securities: Securities acquired by the Purchaser directly from the Company or acquired by the holder thereof (i) in compliance with the transfer restrictions provided in this Agreement and (ii) other than pursuant to an effective registration under Section 5 of the Securities Act or pursuant to Rule 144; provided that a Security that has ceased to be a Transfer Restricted Security cannot thereafter become a Transfer Restricted Security.

                  Unfunded Current Liability: As defined in the Credit Agreement, as in effect on the date hereof.

SECTION 9.        MISCELLANEOUS

9.1      Notices

                  All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telecopier, or overnight air courier guaranteeing next day delivery:

                  (a) if to you, at your address set forth on the signature page hereof, with a copy to Latham & Watkins, 633 W. Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Robert A. Koenig, Esq., Fax: (213) 891-8763; and

                  (b) if to the Company, 3801 NE 109th Avenue, Vancouver, Washington 98682, Attention: Richard James, President, and James Hillman, Chief Financial Officer, with copies to Sun Capital Partners, Inc., 777 South Flagler Drive, West Tower, Eighth Floor, West Palm Beach, Florida 33401, Attention: Marc
J. Leder and Rodger R. Krouse, Fax: (561) 820-1314; Bain Capital, Two Copley Place, 7th Floor, Boston, Massachusetts 02116, Attention: Geoffrey S. Rehnert and Joseph A. Pretlow, Fax: (617) 572- 3274; and Ropes & Gray, One International Place, Boston, Massachusetts 02116, Attention: Patrick Diaz and Peter H. Dodson,
Fax: (617) 951-7050.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

9.2      Successors and Assigns

                  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of Transfer Restricted Securities.

9.3      Amendment and Waiver

                  Prior to the Closing Date, this Agreement and the Notes may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by you and the Company. Thereafter, except as heretofore expressly provided otherwise, this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Company and the Holders of at least a majority in principal amount of the Notes then outstanding; provided, however, that any amendment, modification or supplement that (i) affects or proposes to affect the rate or time for payment of interest on any Note (including default interest) or the amount of principal or the principal maturity date of any Note or the redemption or prepayment provisions with respect thereto, (ii) makes or proposes to make any Note payable in money or property other than that stated in the Note or (iii) makes or proposes to make any change in Section 6.4 or 6.5 hereof or this Section 9.3 shall not be binding upon any Holder of any outstanding Note that has not consented thereto in writing.

9.4      Counterparts

                  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.5      Headings

                  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

9.6      Governing Law

                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

9.7      Entire Agreement

                  This Agreement, together with the Securities, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Securities, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

9.8      Severability

                  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of your rights and privileges shall be enforceable to the fullest extent permitted by law.

9.9      Confidentiality

                  You agree that you will not, and will not permit your officers, directors, employees or agents to, disclose to any other Person any information furnished to you by the Company or any Subsidiary, except (i) as required by law or legal process or by any governmental authority, (ii) such information as becomes or is generally available to the public other than as a result of a disclosure prohibited hereby, (iii) such information that is or becomes available to you on a nonconfidential basis from a source not bound by this or another confidentiality agreement with the Company or any Subsidiary,
(iv) such information that you disclose to a Person who is a prospective assignee or transferee of some or all Securities, provided that such Person has first signed a confidentiality agreement substantially identical to that set forth in this Section.

                  If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and deliver such counterpart to the Company whereupon this Agreement will become binding between us in accordance with its terms.

                                           Very truly yours,

                                           LABTEC ENTERPRISES, INC.



                                           By:      /s/ Marc J. Leder
                                                  ------------------------------
                                                  Name: Marc J. Leder
                                                  Title:   Vice President